EXHIBIT C

SECURITY AGREEMENT

1.  THE SECURITY.  The undersigned Anpath Group, Inc., a Delaware corporation (the “Pledgor”) and all of the subsidiaries of the Pledgor (the “Subsidiaries” and together with the Pledgor, the “Debtors”), hereby assign and grant to the holders of the Pledgor’s Original Issue Discount  Senior Secured Convertible Debentures due March 31, 2015, in the original aggregate principal amount of $435,750 (collectively, the “Debentures”), signatory hereto, their endorsees, transferees and assigns (collectively, the “Creditors”), a first priority security interest in all assets of the Debtors, now owned or hereafter acquired, including the following described property now owned or hereafter acquired by the Debtors (the “Collateral”):

(a)  All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts due to each Debtor from a factor; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

(b)  All inventory, including all materials, work in process and finished goods.

(c)  All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by each Debtor.

(d)  All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type, including, without limitation, the capital stock of all of the Subsidiaries.  The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

(e)  All general intangibles, including, but not limited to: (i) all patents, and all unpatented or unpatentable inventions, (ii) all trademarks, service marks, and trade names, (iii) all copyrights and literary rights, (iv) all computer software programs, (v) all mask works of semiconductor chip products, and (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems.  The Collateral shall include all good will connected with or symbolized by any of such general intangibles, all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

(f)  All negotiable and nonnegotiable documents of title covering any Collateral.

(g)  All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(h)  All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties, indemnities and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.

(i)  All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

2.  THE INDEBTEDNESS.  The Collateral secures and will secure all Indebtedness. “Indebtedness” means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Debtors to the Creditors, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Creditors by assignment or otherwise.

3.  DEBTORS’ COVENANTS.  Each Debtor represents, covenants and warrants that unless compliance is waived by each of the Creditors in writing:

(a)  Each Debtor will properly preserve the Collateral (except for any thereof that is sold in the ordinary course of business), defend the Collateral against any adverse claims and demands, and keep accurate Books and Records.

(b)  Each Debtor’s chief executive office is located, in the state specified on the signature page hereof.  In addition, each Debtor is incorporated in or organized under the laws of the state specified on such signature page.  Each Debtor shall give the Creditors at least thirty (30) days notice before changing its chief executive office or state of incorporation or organization.  The Debtors will notify the Creditors in writing prior to any change in the location of any Collateral (except to the extent the change arises from the sale thereof in the ordinary course of business), including the Books and Records.

(c)  Each Debtor will notify the Creditors, in writing, prior to any change in the Debtor’s name, identity or material change in its business structure.

(d)  Except as otherwise specifically contemplated by this Agreement or unless otherwise agreed, each Debtor has not granted and will not grant any security interest in any of the Collateral except to the Creditors, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Creditors.

(e)  Each Debtor will promptly notify the Creditors, in writing, of any event which materially affects the value of the Collateral, the ability of the Debtors or the Creditors to dispose of the Collateral, or the rights and remedies of the Creditors in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

(f)  Each Debtor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the security interest of the Creditors (collectively, the “Collateral Costs”).  Without waiving such Debtor’s default for failure to make any such payment, the Creditors, following any such failure, at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness.  Each Debtor agrees to reimburse the Creditors on demand for any Collateral Costs reasonably incurred.

(g)  Until the Creditors exercise their rights to make collection, the Debtors will diligently collect all Collateral.

(h)  If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, each Debtor shall immediately deliver such document to the Creditors, together with any necessary endorsements.

(i)  The Debtors will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except with the prior written consent of the Creditors; provided, however, that the Debtors may sell inventory in the ordinary course of business.

(j)  Each Debtor will maintain and keep in force insurance covering the Collateral against fire and extended coverage, to the extent that any Collateral is of a type which can be so insured.  Such insurance shall require losses to be paid on a replacement cost basis, be issued by insurance companies acceptable to the Creditors and include a loss payable endorsement in favor of the Creditors in a form acceptable to the Creditors.  Upon the request of the Creditors, the Debtors shall deliver to the Creditors a copy of each insurance policy, or, if permitted by the Creditors, a certificate of insurance listing all insurance in force.

(k)  The Debtors will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Debtor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Creditors of the Collateral from such real property or fixture.  Such written consent shall be in form and substance acceptable to the Creditors and shall provide that the Creditors have no liability to such owner, holder of any lien, or any other person.

(l)  Exhibit A to this Agreement is a complete list of all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefore, in which each Debtor has any right, title, or interest, throughout the world.  Each Debtor will promptly notify the Creditors of any acquisition (by adoption and use, purchase, license or otherwise) of any patent, trademark or service mark registration, copyright registration, mask work registration, and applications therefore, and unregistered trademarks and service marks and copyrights, throughout the world, which are granted or filed or acquired by any Debtor after the date hereof or which are not listed on such Exhibit.  Each Debtor authorizes the Creditors, without notice to any Debtor, to modify this Agreement by amending such Exhibit to include any such Collateral.

(m)  Each Debtor will, at its expense, diligently prosecute all patent, trademark or service mark or copyright applications pending on or after the date hereof, will maintain in effect all issued patents and will renew all trademark and service mark registrations, including payment of any and all maintenance and renewal fees relating thereto, except for such patents, service marks and trademarks that are being sold, donated or abandoned by the Debtors pursuant to the terms of its intellectual property management program.  Each Debtor also will promptly make application on any patentable but unpatented inventions, registerable but unregistered trademarks and service marks, and copyrightable but uncopyrighted works.  Each Debtor will at its expense protect and defend all rights in the Collateral against any material claims and demands of all persons other than the Creditors and will, at its expense, enforce all rights in the Collateral against any and all infringers of the Collateral where such infringement would materially impair the value or use of the Collateral to the Debtors or the Creditors.  No Debtor will license or transfer any of the Collateral, except for such licenses as are customary in the ordinary course of the Debtors’ business, or except with the prior written consent of each of the Creditors, which consent shall not be unreasonably withheld.

4.  ADDITIONAL OPTIONAL REQUIREMENTS.  Each Debtor agrees that the Creditors may, at their option at any time, whether or not any Debtor is in default:

(a)  Require the Debtors to deliver to the Creditors (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

(b)  Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time, with or without prior notice, upon the property where any Collateral or any Books and Records are located.

(c)  Require each Debtor to deliver to the Creditors any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Creditors the proceeds of any such letters of credit.

(d)  Notify any account debtors, any buyers of the Collateral, or any other persons of the Creditors’ interest in the Collateral.

5.  DEFAULTS.  Any one or more of the following shall be a default hereunder:

(a)  Any Indebtedness is not paid when due, or any default occurs under any agreement relating to the Indebtedness, after giving effect to any applicable grace or cure periods.

(b)  Any Debtor breaches any term, provision, warranty or representation under this Agreement or under any other obligation of the Debtor to the Purchaser, and such breach remains uncured after any applicable cure period.

(c)  Any Creditor fails to have an enforceable lien on or security interest in the Collateral.

(d)  Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a material portion of the Collateral.

(e)  Any involuntary lien of any kind or character attaches to any Collateral, except for liens for taxes not yet due.

6.  PURCHASER'S REMEDIES AFTER DEFAULT.  In the event of any default, the Creditors may do any one or more of the following:

(a)  Declare any Indebtedness immediately due and payable, without notice or demand.

(b)  Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(c)  Require the Debtors to obtain the Creditors’ prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory.

(d)  Require the Debtors to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Creditors in kind.

(e)  Require the Debtors, to the extent not previously required, to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box or account under the Creditors’ exclusive control.

(f)  Require the Debtors to assemble the Collateral, including the Books and Records, and make them available to the Purchaser at a place designated by the Creditors.

(g)  Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Debtors’ equipment, if the Creditor deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(h)  Demand and collect any payments on and proceeds of the Collateral.  In connection therewith, each Debtor irrevocably authorizes the Creditors to endorse or sign the Debtor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Debtor and remove therefrom any payments and proceeds of the Collateral.

(i)  Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to any Debtor.

(j)  Use or transfer any of the Debtors’ rights and interests in any Intellectual Property now owned or hereafter acquired by any Debtor, if the Creditors deem such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.  The Debtors agree that any such use or transfer shall be without any additional consideration to any Debtor.  As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which any Debtor has any right or interest, whether by ownership, license, contract or otherwise.

(k)  Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral.  Each Debtor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(l)  Take such measures as the Creditors may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and each Debtor hereby irrevocably constitutes and appoints the Creditors as the Debtors’ attorneys-in-fact to perform all acts and execute all documents in connection therewith.

(m)  Exercise any other remedies available to the Creditors at law or in equity.

7.  ENVIRONMENTAL MATTERS.

(a)  Each Debtor represents and warrants: (i) it is not in violation of any health, safety, or environmental law or regulation regarding Hazardous Substances and (ii) it is not the subject of any claim, proceeding, notice, or other communication regarding Hazardous Substances.  “Hazardous Substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any current or future federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.

(b)  Each Debtor shall deliver to the Creditors, promptly upon receipt, copies of all notices, orders, or other communications regarding (i) any enforcement action by any governmental authority relating to health, safety, the environment, or any Hazardous Substances with regard to the Debtors’ property, activities, or operations, or (ii) any claim against the Debtors regarding Hazardous Substances.

(c)  Each Creditor and its respective agents and representatives will have the right at any reasonable time, after giving reasonable notice to the Debtors, to enter and visit any locations where the Collateral is located for the purposes of observing the Collateral, taking and removing environmental samples, and conducting tests.  The Debtors shall reimburse the Creditors on demand for the costs of any such environmental investigation and testing.  The Creditors will make reasonable efforts during any site visit, observation or testing conducted pursuant to this paragraph to avoid interfering with the Debtors’ use of the Collateral.  The Creditors are under no duty to observe the Collateral or to conduct tests, and any such acts by the Creditors will be solely for the purposes of protecting the Creditor’s security and preserving the Creditor’s rights under this Agreement.  No site visit, observation or testing or any report or findings made as a result thereof (“Environmental Report”) will (i) result in a waiver of any default of the Pledgor, (ii) impose any liability on the Creditors, or (iii) be a representation or warranty of any kind regarding the Collateral (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness).  In the event that any Creditor has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to the Debtors or any other party, the Debtors authorize the Creditors to make such a disclosure.  The Creditors may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in the Creditors’ judgment.  Each Debtor further understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to such Debtors by any Creditor or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of the Debtors) by the Debtors without advice or assistance from the Creditors.

(d)  The Debtors will indemnify and hold harmless the Creditors from any loss or liability any Creditor incurs in connection with or as a result of this Agreement, which directly or indirectly arises out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance.  These indemnities will apply whether the hazardous substance is on, under or about the Debtors’ property or operations or property leased to any Debtor.  The indemnities include but are not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff).  The indemnities extend to the Creditors, their parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns.

8.  MISCELLANEOUS.

(a)  Any waiver, express or implied, of any provision hereunder and any delay or failure by any Creditor to enforce any provision shall not preclude any Creditor from enforcing any such provision thereafter.

(b)  The Debtors shall, at the request of any of the Creditors, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Creditors may reasonably deem necessary.

(c)  This Agreement shall be governed by and construed according to the laws of the State of New York, to the jurisdiction of which the parties hereto submit.

(d)  All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.  Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(e)  All terms not defined herein are used as set forth in the Uniform Commercial Code.

(f)  In the event of any action by the Creditors to enforce this Agreement or to protect the security interest of the Creditors in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Debtors agree to immediately pay the costs and expenses thereof, together with reasonable attorney's fees and allocated costs for in-house legal services to the extent permitted by law.

(g)  In the event any of the Creditors seek to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

(h)  This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Creditors and the Debtors shall be closed at any time, shall be equally applicable to any new transactions thereafter.

(i)  The Creditors’ rights hereunder shall inure to the benefit of its successors and assigns.  In the event of any assignment or transfer by any Creditors of any of the Indebtedness or the Collateral, such Creditors thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but such Creditors shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred.  All representations, warranties and agreements of the Debtors shall be binding upon the successors and assigns of the Debtors.

(j)  The Debtors agree that the Collateral may be sold as provided for in this Agreement and expressly waives any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law.

9.  AGENT. Each Creditor hereby appoints Alpha Capital Anstalt to act as its agent (“Agent”) for purposes of exercising any and all rights and remedies of the Creditors hereunder and to take all actions that the Creditors may or could take hereunder. Unless any provision of this Agreement specifically requires all Creditors to take a specific action or exercise a specific remedy, each Creditor agrees that Agent shall exercise any and all rights and remedies of the Creditors hereunder and take all actions that the Creditors may or could take hereunder. In addition, unless otherwise specifically required, any notice the Debtors may give to Creditors hereunder may instead be given only to Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex A hereto.

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The parties executed this Agreement as of June 27, 2014.

ANPATH GROUP, INC.

By: /s/ J. Lloyd Breedlove
Name: J. Lloyd Breedlove
Title: President and CEO

Notice Address: 515 Congress Ave., Suite 1400, Austin, TX  78701

State of Incorporation: Delaware

Address where collateral is located (if different than notice address):

ENVIROSYSTEMS, INC.

By: /s/ J. Lloyd Breedlove
Name: J. Lloyd Breedlove
Title: President

Notice Address: 515 Congress Ave., Suite 1400, Austin, TX 78701

State of Incorporation: Nevada

Address where collateral is located (if different than notice address):

[SIGNATURE PAGE OF CREDITORS FOLLOWS]

[SIGNATURE PAGE OF CREDITORS TO ANPATH SECURITY AGREEMENT]

Name of Investing Entity: /s/

Signature of Authorized Signatory of Investing entity: _________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGE OF CREDITORS FOLLOWS]

EXHIBIT A

Intellectual Property

US Patent and Trademark Office Application No. 13555799

ANNEX A

to

SECURITY

AGREEMENT

THE AGENT

1.  Appointment.  The Creditors (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex A is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate Alpha Capital Anstalt (the “Agent”) as the Agent to act as specified herein and in the Agreement.  Each Creditor shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties.  The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement.  Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful conduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.  The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement a fiduciary relationship in respect of any Debtor or any Creditor; and nothing in the Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent.  Independently and without reliance upon the Agent, each Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Pledgor and its subsidiaries in connection with such Creditor’s investment in the Debtors, the creation and continuance of the Indebtedness, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Pledgor and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Creditor with any credit, market or other information with respect thereto, whether coming into its possession before any Indebtedness are incurred or at any time or times thereafter.  The Agent shall not be responsible to the Debtors or any Creditor for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Agreement or for the financial condition of the

Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Debentures or otherwise.

4. Certain Rights of the Agent.  The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Creditors.  To the extent practical, the Agent shall request instructions from the Creditors with respect to any material act or action (including failure to act) in connection with the Agreement, and shall be entitled to act or refrain from acting in accordance with the instructions of Creditors holding a majority in principal amount of Debentures (based on then-outstanding principal amounts of Debentures at the time of any such determination) (a “Majority in Interest”); if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Creditors in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining.  Without limiting the foregoing, (a) no Creditor shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement or applicable law.

5.  Reliance.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to the Agreement and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Creditor to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6.  Indemnification.  To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Creditors will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Debentures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement, or in any way relating to or arising out of the Agreement except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent's own gross negligence or willful misconduct.  Prior to taking any action hereunder as Agent, the Agent may require each Creditor to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7.  Resignation by the Agent.

(a)  The Agent may resign from the performance of all its functions and duties under the Agreement at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Debtors and the Creditors.  Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b)  Upon any such notice of resignation, the Creditors, acting by a Majority in Interest , shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Creditors appoint a successor Agent as provided above.  If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Creditors in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8.  Rights with respect to Collateral.  Each Creditor agrees with all other Creditors and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to the Agreement), or take or institute any action against the Agent or any of the other Creditors in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Creditor has no other rights with respect to the Collateral other than as set forth in this Agreement.

9. Treatment of Funds. To the extent Agent receives any funds either from the Debtors directly on account of the Indebtedness or as proceeds of Collateral, Agent shall retain such funds in trust for the benefit of the Creditors and shall immediately remit the same to the Creditors in proportion to the principal amount of Debentures then held by the Creditors.